Exhibit 99.1

FOR IMMEDIATE RELEASE

W. P. Carey Announces Fourth Quarter and Year-End 2012 Financial Results

New York, NY – February 26, 2013 – W. P. Carey Inc. (NYSE: WPC), a real estate investment trust (“REIT”), today reported financial results for the fourth quarter and year-ended December 31, 2012.

2012 HIGHLIGHTS

During 2012, the Company:

–	Reported AFFO of $1.13 per diluted share for the fourth quarter and $3.76 per diluted share for the year ended December 31, 2012

–	Completed merger with CPA®:15 and commenced trading as a REIT on October 1, 2012

–	Structured $618 million of investments on behalf of CPA®:17 – Global in the fourth quarter and $1.0 billion for the full year

–	Increased assets under ownership and management by 17% to $14.1 billion for the full year

–	Raised annualized dividend rate to $2.64 per share in the fourth quarter, an increase of 17% versus the fourth quarter of 2011 and WPC’s 47th consecutive quarterly increase

–	Generated a total shareholder return of approximately 34% for the year ended December 31, 2012

QUARTERLY AND YEAR-END RESULTS

•

Funds from operations—as adjusted (AFFO) for the fourth quarter of 2012 was $78.8 million or $1.13 per diluted share, compared to $35.2 million or $0.88 per diluted share for the fourth quarter of 2011. AFFO for the year ended December 31, 2012 was $180.6 million or $3.76 per diluted share, compared to $188.9 million or $4.71 per diluted share for 2011. The year-over-year decrease was due to non-recurring fee revenue we earned from the merger of two of our managed CPA® REITs in May 2011. Per share data for the 2012 periods reflects the issuance of 28.2 million shares in connection with our merger with CPA®:15.

•	Cash flow from operating activities for the year ended December 31, 2012 was $80.6 million, compared to $80.1 million for 2011.
•

Total revenues net of reimbursed expenses for the fourth quarter of 2012 were $128.9 million, compared to $45.6 million for the fourth quarter of 2011. Total revenues net of reimbursed expenses for the year ended December 31, 2012 were $275.8 million, compared to $263.0 million in 2011. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•

Net Income for the fourth quarter of 2012 was $15.5 million, compared to $9.1 million for the same period in 2011. For the year ended December 31, 2012, net income was $62.1 million, compared to $139.1 million for 2011.

•

For the year ended December 31, 2012, we received approximately $31.5 million in cash distributions from our equity ownership in the CPA® REITs. We also received $30 million in cash distributions for our special general partnership interest in the CPA® REITs.

•	Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 2012 Earnings Release 8-K — 1

CONVERSION TO A REIT AND MERGER WITH CPA®:15

•	W. P. Carey’s conversion to a REIT and merger with CPA®:15 closed on September 28, 2012 and W. P. Carey Inc. commenced trading on the New York Stock Exchange as a REIT on October 1, 2012.
•

These transactions are part of a larger transformation to implement our overall business strategy of expanding real estate assets under ownership, which in turn is expected to provide a platform for future growth.

W. P. CAREY OWNED PORTFOLIO UPDATE

•	Through our merger with CPA®:15, we acquired a portfolio of 305 diversified net lease assets for $2.6 billion.
•

During the year we completed acquisitions totaling approximately $152 million, including the remaining interest in an existing portfolio of 12 Marriott Courtyard hotels and five Walgreens retail stores.

•	In January 2013, W. P. Carey completed a sale-leaseback with Kraft Foods Group for their Northfield, Illinois campus. The 679,000 square foot facility is home to Kraft’s corporate headquarters.
•

The W. P. Carey owned portfolio currently consists of 423 properties comprising 38.5 million square feet leased to more than 120 corporate tenants. The average lease term of the portfolio is 8.9 years and the occupancy rate is approximately 98.7%.

INVESTMENT MANAGEMENT UPDATE

•

W. P. Carey is the advisor to the CPA® REITs and CWI, which had aggregate real estate assets of $7.9 billion, cash of approximately $750 million and total assets of $8.5 billion as of December 31, 2012.

•	The average occupancy rate for the 83 million square feet owned by the CPA® REITs was approximately 98.2%.

CPA®:17 – GLOBAL ACTIVITY

	•	In December 2012, CPA®:17 – Global closed to new investments, having raised $2.9 billion since its initial public offering, which commenced in 2007.
	•	Investment volume for CPA®:17 – Global in the fourth quarter of 2012 was approximately $618 million and $1.0 billion for the year.
	•	We completed our first transaction in Japan through a $47 million acquisition of assets leased to Wanbishi Archives Co., Ltd., the largest information/document management company in Japan.

CAREY WATERMARK INVESTORS ACTIVITY

	•	From the beginning of its initial public offering through February 22, 2013, our lodging-focused non-traded REIT offering has raised approximately $194 million.
	•	During 2012 we invested in five hotels for a total of approximately $170 million.

DIVIDENDS

•

The W. P. Carey Board of Directors raised the quarterly cash dividend to $0.66 per share for the fourth quarter of 2012. The dividend—our 47th consecutive quarterly increase—was paid on January 15, 2013 to stockholders of record as of December 31, 2012. Over the course of the year, we increased our dividend by 17%, to an annualized rate of $2.64 per share.

W. P. Carey President and CEO Trevor Bond, noted, “2012 was a landmark year for us in many ways. We completed our conversion to REIT status and our merger with CPA®:15 in September. We announced record acquisitions volume of $1.4 billion, and assets under management grew from $12.1 billion to $14.1 billion over the course of the year. As we enter our 40th year as a leader in the net lease sector, we’re well-positioned to build on the accomplishments of 2012, continuing to adhere to our proven investment strategy of Investing for the Long Run.”

W. P. Carey Inc. 2012 Earnings Release 8-K — 2

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Tuesday, February 26, 2013 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) + 1-412-317-0088

Replay Passcode: 10023829

Replay available until March 22, 2013 at 9:00 AM (ET).

W. P. Carey Inc.

Celebrating its 40th anniversary, W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and owns and manages an investment portfolio totaling approximately $14.1 billion. The largest owner/manager of net lease assets, WPC’s corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Our portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent and rising dividend income to investors for nearly four decades. www.wpcarey.com

This press release contains forward-looking statements within the meaning of the Federal securities laws. Examples of such forward-looking statements include, but are not limited to, the statements made by Mr. Bond. A number of factors could cause W. P. Carey’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact W. P. Carey, reference is made to W. P. Carey’s filings with the Securities and Exchange Commission.

COMPANY CONTACT:	PRESS CONTACTS:
Kristin Brown	Cheryl Sanclemente	Guy Lawrence
W. P. Carey Inc.	W. P. Carey Inc.	Ross & Lawrence
212-492-8989	212-492-8995	212-308-3333
kbrown@wpcarey.com	csanclemente@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Inc. 2012 Earnings Release 8-K — 3

W. P. CAREY INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2012	2011	2010
Revenues
Lease revenues:
Rental income	$108,707	$52,360	$41,940
Interest income from direct financing leases	15,796	10,278	9,542
Total lease revenues	124,503	62,638	51,482
Asset management revenue from affiliates	56,666	66,808	76,246
Structuring revenue from affiliates	48,355	46,831	44,525
Incentive, termination and subordinated disposition revenue from affiliates	-	52,515	-
Wholesaling revenue	19,914	11,664	11,096
Reimbursed costs from affiliates	98,245	64,829	60,023
Other real estate income	26,312	22,499	17,273
	373,995	327,784	260,645
Operating Expenses
General and administrative	(144,809)	(93,733)	(73,427)
Reimbursable costs	(98,245)	(64,829)	(60,023)
Depreciation and amortization	(48,790)	(24,347)	(18,309)
Property expenses	(13,041)	(10,145)	(8,009)
Other real estate expenses	(9,850)	(10,784)	(8,121)
Impairment charges	(10,467)	1,365	(1,140)
	(325,202)	(202,473)	(169,029)
Other Income and Expenses
Other interest income	1,396	2,001	1,269
Income from equity investments in real estate and the Managed REITs	62,392	51,228	30,992
Gain on change in control of interests	20,744	27,859	781
Other income and (expenses)	3,402	4,578	627
Interest expense	(50,573)	(21,770)	(15,636)
	37,361	63,896	18,033
Income from continuing operations before income taxes	86,154	189,207	109,649
Provision for income taxes	(6,783)	(37,214)	(25,814)
Income from continuing operations	79,371	151,993	83,835
Discontinued Operations
Income from operations of discontinued properties	922	1,366	4,897
Gain on deconsolidation of a subsidiary	-	1,008	-
(Loss) gain on sale of real estate	(5,019)	(3,391)	460
Impairment charges	(12,495)	(11,838)	(14,241)
Loss from discontinued operations, net of tax	(16,592)	(12,855)	(8,884)
Net Income	62,779	139,138	74,951
Net (income) loss attributable to noncontrolling interests	(607)	1,864	314
Less: Net income attributable to redeemable noncontrolling interest	(40)	(1,923)	(1,293)
Net Income Attributable to W. P. Carey	$62,132	$139,079	$73,972

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.65	$3.76	$2.08
Loss from discontinued operations attributable to W. P. Carey	(0.35)	(0.32)	(0.22)
Net income attributable to W. P. Carey	$1.30	$3.44	$1.86

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.62	$3.74	$2.08
Loss from discontinued operations attributable to W. P. Carey	(0.34)	(0.32)	(0.22)
Net income attributable to W. P. Carey	$1.28	$3.42	$1.86

Weighted Average Shares Outstanding
Basic	47,389,460	39,819,475	39,514,746
Diluted	48,078,474	40,098,095	40,007,894

Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$78,724	$151,934	$82,856
Loss from discontinued operations, net of tax	(16,592)	(12,855)	(8,884)
Net income attributable to W. P. Carey	$62,132	$139,079	$73,972

W. P. Carey Inc. 2012 Earnings Release 8-K — 4

W. P. CAREY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2012	2011	2010
Cash Flows — Operating Activities
Net income	$62,779	$139,138	$74,951
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	55,114	29,616	24,443
(Income) loss from equity investments in real estate and the Managed REITs in excess of distributions received	(17,271)	310	(4,920)
Straight-line rent, financing lease adjustments and amortization of rent-related intangibles	2,831	(3,698)	286
Amortization of deferred revenue	(9,436)	(6,291)	-
Gain on deconsolidation of a subsidiary	-	(1,008)	-
Loss (gain) on sale of real estate	2,773	3,391	(460)
Unrealized (gain) loss on foreign currency transactions and others	(1,861)	138	300
Realized loss (gain) on foreign currency transactions and others	610	(965)	(731)
Allocation of loss to profit-sharing interest	-	-	(781)
Management and disposition income received in shares of Managed REITs	(28,477)	(73,936)	(35,235)
Gain on conversion of shares	(15)	(3,806)	-
Gain on change in control of interests	(20,794)	(27,859)	-
Impairment charges	22,962	10,473	15,381
Stock-based compensation expense	26,038	17,716	7,082
Deferred acquisition revenue received	21,059	21,546	21,204
Increase in structuring revenue receivable	(20,304)	(19,537)	(20,237)
(Decrease) increase in income taxes, net	(18,277)	244	(1,288)
Net changes in other operating assets and liabilities	2,912	(5,356)	6,422
Net Cash Provided by Operating Activities	80,643	80,116	86,417

Cash Flows — Investing Activities
Cash paid to stockholders of CPA®:15 in the Merger	(152,356)	-	-
Cash acquired in connection with the Merger	178,945	-	-
Distributions received from equity investments in real estate and the Managed REITs in excess of equity income	46,294	20,807	18,758
Capital contributions to equity investments	(726)	(2,297)	-
Purchase of interests in CPA®:16 — Global	-	(121,315)	-
Purchases of real estate and equity investments in real estate	(3,944)	(24,315)	(96,884)
Value added taxes (“VAT”) paid in connection with acquisition of real estate	-	-	(4,222)
VAT refunded in connection with acquisitions of real estate	-	5,035	-
Capital expenditures	(6,204)	(13,239)	(5,135)
Cash acquired on acquisition of subsidiaries	-	57	-
Proceeds from sale of real estate	73,204	12,516	14,591
Proceeds from sale of securities	372	818	-
Funding of short-term loans to affiliates	-	(96,000)	-
Proceeds from repayment of short-term loans to affiliates	-	96,000	-
Funds placed in escrow	(46,951)	(6,735)	(1,571)
Funds released from escrow	37,832	2,584	36,620
Net Cash Provided by (Used in) Investing Activities	126,466	(126,084)	(37,843)

Cash Flows — Financing Activities
Distributions paid	(113,867)	(85,814)	(92,591)
Contributions from noncontrolling interests	3,291	3,223	14,261
Distributions paid to noncontrolling interests	(7,314)	(7,258)	(4,360)
Contributions from profit-sharing interest	-	-	3,694
Distributions to profit-sharing interest	-	-	(693)
Purchase of noncontrolling interest	-	(7,502)	-
Purchase of treasury stock from related party	(45,270)	-	-
Scheduled payments of mortgage principal	(54,964)	(25,327)	(14,324)
Proceeds from mortgage financing	23,750	45,491	56,841
Proceeds from senior credit facility	300,000	251,410	83,250
Repayments of senior credit facility	(280,160)	(160,000)	(52,500)
Payment of financing costs	(2,557)	(7,778)	(1,204)
Funds placed in escrow	1,970	-	-
Proceeds from issuance of shares	51,644	1,488	3,724
Windfall tax benefit associated with stock-based compensation awards	10,185	2,569	2,354
Net Cash (Used in) Provided by Financing Activities	(113,292)	10,502	(1,548)

Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	790	70	(783)
Net increase (decrease) in cash and cash equivalents	94,607	(35,396)	46,243
Cash and cash equivalents, beginning of year	29,297	64,693	18,450
Cash and cash equivalents, end of year	$123,904	$29,297	$64,693

W. P. Carey Inc. 2012 Earnings Release 8-K — 5

W. P. CAREY INC.

Financial Highlights (Unaudited)

(in thousands, except per share amounts)

These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds from operations – as adjusted (“AFFO”). A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
EBITDA (a)
Investment management	$15,824	$1,141	$23,752	$91,234
Real estate ownership	64,603	22,487	146,885	137,106
Total	$80,427	$23,628	$170,637	$228,340

AFFO (a)
Investment management	$14,116	$7,002	$21,120	$86,105
Real estate ownership	64,705	28,207	159,511	102,748
Total	$78,821	$35,209	$180,631	$188,853

EBITDA Per Share (Diluted) (a)
Investment management	$0.23	$0.03	$0.49	$2.28
Real estate ownership	0.93	0.56	3.06	3.41
Total	$1.16	$0.59	$3.55	$5.69

AFFO Per Share (Diluted) (a)
Investment management	$0.20	$0.17	$0.44	$2.15
Real estate ownership	0.93	0.71	3.32	2.56
Total	$1.13	$0.88	$3.76	$4.71

__________

(a)         Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation.

W. P. Carey Inc. 2012 Earnings Release 8-K — 6

W. P. CAREY INC.

Reconciliation of Net Income to EBITDA (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Investment Management
Net income from investment management attributable to W.P. Carey (a)	$9,971	$3,705	$17,237	$52,799
Adjustments:
Provision for income taxes	4,926	(3,540)	2,771	34,971
Depreciation and amortization	927	976	3,744	3,464
EBITDA — investment management	$15,824	$1,141	$23,752	$91,234
EBITDA per share (diluted)	$0.23	$0.03	$0.49	$2.28

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey (a)	$5,507	$5,386	$44,895	$86,280
Adjustments:
Interest expense	28,250	6,219	50,573	21,770
Provision for income taxes	1,665	2,227	4,012	2,243
Depreciation and amortization	28,587	7,352	45,046	20,883
Reconciling items attributable to discontinued operations	594	1,303	2,359	5,930
EBITDA — real estate ownership	$64,603	$22,487	$146,885	$137,106
EBITDA per share (diluted)	$0.93	$0.56	$3.06	$3.41

Total Company
EBITDA	$80,427	$23,628	$170,637	$228,340
EBITDA per share (diluted)	$1.16	$0.59	$3.55	$5.69
Diluted weighted average shares outstanding	69,505,871	40,152,444	48,078,474	40,098,095

__________

(a)         Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation.

Non-GAAP Financial Disclosure

EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. Carey Inc. 2012 Earnings Release 8-K — 7

W. P. CAREY INC.

Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Real Estate Ownership
Net income from real estate ownership attributable to - W. P. Carey (a)	$5,507	$5,386	$44,895	$86,280
Adjustments:
Depreciation and amortization of real property	28,652	8,415	45,982	25,324
Impairment charges	10,700	5,498	22,962	10,473
Loss on sale of real estate, net	4,240	3,655	2,676	3,391
Proportionate share of adjustments to equity in net income of - partially owned entities to arrive at FFO:
Depreciation and amortization of real property	3,210	1,208	5,545	5,257
Impairment charges	-	-	-	1,090
Loss (gain) on sale of real estate, net	1	-	(15,233)	34
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(4,236)	(508)	(5,504)	(1,984)
Total adjustments:	42,567	18,268	56,428	43,585
FFO - as defined by NAREIT	48,074	23,654	101,323	129,865
Adjustments:
Loss (gain) on change in control of interests (b)(c)	60	-	(20,734)	(27,859)
Gain on deconsolidation of a subsidiary	-	-	-	(1,008)
Other gains, net	(2)	(1,118)	(2)	25
Other depreciation, amortization and non-cash charges	(1,556)	3,398	(1,662)	176
Stock based compensation	211	57	211	220
Deferred tax expense	(644)	(2,602)	(2,745)	(3,184)
Realized losses on foreign currency, derivatives and other (d)	171	-	828	-
Amortization of deferred financing costs (d)	468	-	1,843	-
Straight-line and other rent adjustments	(2,248)	(1,804)	(4,446)	(4,255)
Above/below market rent intangible lease amortization, net (d)	7,534	-	7,696	-
Merger expense (e)	1,049	-	41,338	-
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges	624	-	624	-
Straight-line and other rent adjustments	(667)	(414)	(1,468)	(1,641)
Above/below market rent intangible lease amortization, net	166	-	163	-
AFFO adjustment for interests in CPA® REITs	11,971	6,982	37,234	10,137
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(506)	54	(692)	272
Total adjustments:	16,631	4,553	58,188	(27,117)
AFFO - Real Estate Ownership	$64,705	$28,207	$159,511	$102,748

Investment Management
Net income from investment management attributable to W. P. Carey (a)	$9,971	$3,705	$17,237	$52,799
FFO - as defined by NAREIT	9,971	3,705	17,237	52,799
Adjustments:
Amortization, deferred taxes and non-cash charges	226	(1,256)	961	3,791
Stock based compensation	6,281	4,633	25,841	17,496
Deferred tax expense	(2,625)	(80)	(24,055)	12,019
Realized gains on foreign currency, derivatives and other (d)	(55)	-	(61)	-
Amortization of deferred financing costs (d)	318	-	1,197	-
Total Adjustments	4,145	3,297	3,883	33,306
AFFO - Investment Management	$14,116	$7,002	$21,120	$86,105

Total Company
FFO - as defined by NAREIT	$58,045	$27,539	$118,560	$182,664
FFO - as defined by NAREIT per share (diluted)	$0.84	$0.68	$2.47	$4.56
AFFO	$78,821	$35,209	$180,631	$188,853
AFFO per share (diluted)	$1.13	$0.88	$3.76	$4.71
Diluted weighted average shares outstanding	69,505,871	40,152,444	48,078,474	40,098,095

W. P. Carey Inc. 2012 Earnings Release 8-K — 8

___________

(a)         Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation.

(b)         Gain on change in control of interests for the year ended December 31, 2011 represents gain recognized on purchase of the remaining interests in two investments from CPA®:14, which we had previously accounted for under the equity method. In connection with purchasing these properties, we recognized a net gain of $27.9 million during the year ended December 31, 2011 to adjust the carrying value of our existing interests in these investments to their estimated fair values.

(c)          Gain on change in control of interests for the year ended December 31, 2012 represents a gain of $14.6 million recognized on our previously held interest in shares of CPA®:15 common stock, and a gain of $6.1 million recognized on the purchase of the remaining interests in five investments from CPA®:15, which we had previously accounted for under the equity method. We recognized a net gain of $20.7 million to adjust the carrying value of our existing interests in these investments to their estimated fair values.

(d)         These adjustments are significant and recurring post Merger and were not included in the AFFO calculation in 2011.

(e)          Amount for the year ended December 31, 2012 included $31.7 million of general and administrative expenses and $9.6 million of income tax expenses incurred in connection with the Merger.

Non-GAAP Financial Disclosure

FFO is a non-GAAP measure defined by NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Additionally, we exclude expenses related to the merger which are considered non-recurring, and realized gains/losses on foreign exchange and derivatives, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

W. P. Carey Inc. 2012 Earnings Release 8-K — 9

W. P. CAREY INC.

Total Adjusted Revenue (Pro rata Basis) (Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Asset management revenue	$9,578	$15,530	$56,666	$66,808
Structuring revenue (a)	28,779	3,930	48,355	46,831
Investment management revenue	38,357	19,460	105,021	113,639
Real estate revenue	103,965	56,582	264,707	197,339
Total Adjusted Revenue	$142,322	$76,042	$369,728	$310,978

Reconciliation of Total Adjusted Revenue
Total revenue — as reported	$168,058	$60,971	$373,995	$327,784
Less: Incentive, termination and subordinated disposition revenue (b)	-	-	-	(52,515)
Less: Wholesaling revenue (c)	(8,036)	(2,876)	(19,914)	(11,664)
Less: Reimbursed costs from affiliates (c)	(39,146)	(15,345)	(98,245)	(64,829)
Add: Lease revenue – discontinued operations	738	1,908	3,630	9,452
Add: Pro rata share of revenue from equity investments	9,911	6,601	27,374	28,269
Less: Pro rata share of revenue due to noncontrolling interests	(10,289)	(436)	(11,550)	(2,629)
Add: Pro rata share of revenue from CPA® REITs	14,838	19,793	72,158	68,833
Add: Total distributions of available cash - GP interest	8,220	7,267	30,009	15,535
Less: Pro rata share of other real estate income to noncontrolling interests	(1,972)	(1,841)	(7,729)	(7,258)
Total Adjusted Revenue	$142,322	$76,042	$369,728	$310,978

Reconciliation of Real Estate Revenue
Lease revenue – as reported	$74,970	$17,474	$124,503	$62,638
Lease revenue – discontinued operations	738	1,908	3,630	9,452
Total consolidated lease revenue	75,708	19,382	128,133	72,090
Add: Pro rata share of revenue from equity investments	9,911	6,601	27,374	28,269
Less: Pro rata share of revenue due to noncontrolling interests	(10,289)	(436)	(11,550)	(2,629)
Total pro rata net lease revenue	75,330	25,547	143,957	97,730

Add: Pro rata share of revenues from CPA® REITs
CPA®:14	-	-	-	4,841
CPA®:15 (d)	-	4,294	12,726	17,517
CPA®:16 – Global	13,955	14,973	56,362	44,965
CPA®:17 – Global	883	526	3,070	1,510
Total pro rata share of revenues from CPA® REITs	14,838	19,793	72,158	68,833
Add: share of lease revenue from GP interest
CPA®:16 – Global	3,825	3,658	15,389	6,157
CPA®:17 – Global	4,395	3,609	14,620	9,378
Total Share of lease revenue from GP Interest	8,220	7,267	30,009	15,535
Add: Other real estate income (e)	7,549	5,816	26,312	22,499
Less: Pro rata share of other real estate income to noncontrolling interests (f)	(1,972)	(1,841)	(7,729)	(7,258)
Total Real Estate Revenue	$103,965	$56,582	$264,707	$197,339

__________

(a)         We earn structuring revenue on acquisitions structured on behalf of the Managed REITS and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the Managed REITS totaled approximately $775 million and $139 million for the three months ended December 31, 2012 and 2011, respectively, and $1.3 billion and $1.2 billion for the year ended December 31, 2012 and 2011, respectively.

(b)         In connection with providing a liquidity event for CPA®:14 stockholders, in May 2011, we earned termination revenue of $31.2 million and subordinated disposition revenue of $21.3 million, which we received in shares of CPA®:14 and cash, respectively. These CPA®:14 shares were subsequently converted to shares of CPA®:16 – Global in connection with the CPA®:14/16 Merger.

W. P. Carey Inc. 2012 Earnings Release 8-K — 10

(c)          Total adjusted revenue excludes reimbursements of costs received from the Managed REITs as they have no impact on net income. Also excluded is wholesaling revenue earned in connection with CPA®:17 – Global’s and CWI’s public offerings, which is substantially offset by underwriting costs incurred in connection with the offerings.

(d)         For the year ended December 31, 2012, represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the Merger.

(e)         Other real estate income generally consists of revenue from Carey Storage Management LLC (“Carey Storage”), a subsidiary that invests in domestic self-storage properties and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rents related revenues from real estate ownership, and as a result, we expect other real estate income to fluctuate period to period.

(f)           Effective December 31, 2012, we deduct the non-controllable interest of self storage revenues to reflect our pro rata ownership in this segment. Prior periods have been revised to reflect this change.

W. P. Carey Inc. 2012 Earnings Release 8-K — 11

W. P. CAREY INC.

Selected Investment Management Fees and Distributions (Unaudited)

(in thousands)

	Three Months Ended December 31, 2012				Years Ended December 31, 2012
	Asset Management Revenue				Asset Management Revenue
	Base Asset		Distributions		Base Asset		Distributions
	Management	Performance	of Available		Management	Performance	of Available
	Revenue	Revenue	Cash	Total	Revenue	Revenue	Cash	Total
CPA®:15	$-	$-	$-	$-	$9,272	$9,272	$-	$18,544
CPA®:16 - Global	4,624	-	3,825	8,449	18,553	-	15,389	33,942
CPA®:17 - Global	4,696	-	4,395	9,091	18,919	-	14,620	33,539
CWI/Other	258	-	-	258	649	-	-	649
Total	$9,578	$-	$8,220	$17,798	$47,393	$9,272	$30,009	$86,674

	Three Months Ended December 31, 2011				Years Ended December 31, 2011
	Asset Management Revenue				Asset Management Revenue
	Base Asset		Distributions		Base Asset		Distributions
	Management	Performance	of Available		Management	Performance	of Available
	Revenue	Revenue	Cash	Total	Revenue	Revenue	Cash	Total
Total	$12,311	$3,219	$7,267	$22,797	$46,770	$20,038	$15,535	$82,343

W. P. Carey Inc. 2012 Earnings Release 8-K — 12